UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

January 16, 2009

Date of Report
 (Date of earliest event reported)

CS Financing Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-1343504	20-3345780

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

21 Tamal Vista Blvd., Suite 230, Corte Madera, California 94925

(Address of Principal Executive Offices)           (ZIP Code)

Registrant’s telephone number, including area code: (415) 927-7302

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2009, Michael Bozora, the President of CS Financing Corporation (the “Company”), and Timothy Redpath, the Chief Executive Officer of the Company, entered into employment agreements with the Company.  The Company’s Board of Directors approved the employment agreements on December 3, 2008.

The employment agreements provide for the employment of Michael Bozora as the President of the Company, and Timothy Redpath as the Chief Executive Officer of the Company.  Each employment agreement has a three-year initial term that is automatically renewed for successive one-year terms unless either party provides notice of non-renewal.  Each employment agreement provides for a base salary of $250,000 per year, which amount may be adjusted by the Company’s Board of Directors.  Each of Messrs. Bozora and Redpath is entitled to a bonus in accordance with the terms of any bonus plan that may be adopted by the Company.  Further, each of Messrs. Bozora and Redpath is entitled to participate in all incentive compensation plans and programs, and all retirement, health and other benefit plans maintained by the Company and applicable generally to other senior or executive level employees, including the CS Financing Corporation 2008 Incentive Plan, and are entitled to reimbursement of expenses incurred in connection with the employee’s activities as a senior officer of the Company.

The Company may terminate an employment agreement at any time.  To the extent Mr. Bozora or Mr. Redpath is terminated without “cause,” the Company must pay to such employee a termination benefit equal to two times his base salary on the termination date, plus two times the incentive bonus earned by him for the calendar year preceding the calendar year in which such employee is terminated, plus any accrued but unpaid vacation or other benefits then earned by him.  To the extent Mr. Bozora or Mr. Redpath is terminated with cause, such employee is only entitled to accrued but unpaid vacation or other benefits then earned by him.  Mr. Bozora or Mr. Redpath may terminate his employment agreement at any time, but shall receive a termination benefit only if the termination is for “good reason,” such as the employee’s constructive termination by the Company.

Under the terms of each of the employment agreements, each of Messrs. Bozora and Redpath is subject to a confidentiality, a non-solicitation and a non-disparagement, obligation in respect of the Company.

This description of the material terms of the employments agreements with each of Messrs. Bozora and Redpath is qualified in its entirety by reference to the forms of employment agreements that are filed as Exhibits 10.22 and 10.23.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.22	Employment Agreement with Michael Bozora

10.23	Employment Agreement with Timothy Redpath

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS FINANCING CORPORATION

Date: January 16, 2009	By:	/s/ Timothy R. Redpath

TIMOTHY R. REDPATH, Chief Executive Officer, Treasurer and Secretary of the Company

INDEX TO EXHIBITS

Exhibit	Description

10.22	Employment Agreement with Michael Bozora

10.23	Employment Agreement with Timothy Redpath